Exhibit 99.1

              Mexican Restaurants Inc. Announces Year-End Results

     HOUSTON--(BUSINESS WIRE)--March 19, 2004--For the year ended Dec. 28, 2003, Mexican Restaurants Inc. (Nasdaq:CASA) reported a net loss of $1,034,908 or $0.31 cents per diluted share compared with net income $1,703,928 or $0.48 per share in fiscal year 2002. For the fourth quarter ended Dec. 28, 2003, the Company reported a net loss of $1,914,528 or $0.57 per diluted share compared with net income of $154,260 or $0.04 per share. The fourth quarter ended Dec. 28, 2003 included $2,908,406 of pre-tax, non-cash impairment charges related to restaurant closures as the Company focuses on its value-driven concepts, which was reflected in the recent acquisition of 13 restaurants and related assets from its Beaumont-based franchisee.
     The Company's revenues for fiscal year 2003 decreased $1.3 million or 2.2% to $58.8 million compared with $60.1 million for fiscal year 2002. Restaurant sales for fiscal year 2003 decreased $1.1 million or 2.0% to $57.7 million compared with $58.8 for fiscal year 2002. Total system same-restaurant sales decreased 2.4%. Company-owned same restaurant sales decreased 3.6% and franchise-owned same-restaurant sales decreased 0.7%.
     Commenting on the Company's year-end results, Curt Glowacki, chief executive officer, stated, "The year was challenging because of declining same-restaurant sales, reflecting a soft economy, especially in the Houston, Texas, market, where approximately 51% of our restaurant sales were generated. Due to intense competition, we were unable to pass along menu price increases to offset rising utility, food and labor expenses. Same-restaurant sales, however, have turned positive to-date in the first quarter of fiscal 2004 and we believe this trend will continue for the first quarter."
     Mr. Glowacki added, "The asset impairments reflect the closure of three under-performing restaurants and the write-down of three additional restaurants that will be closed in fiscal 2004. Two other restaurants were impaired in preparation of their conversion to other company concepts. All of this is consistent with the Company's previously stated strategy of focusing on its value-driven concepts, which was reflected in the recent acquisition of the Beaumont-based franchisee restaurants. The integration of that acquisition is going extremely well. Revenues for the Beaumont-based restaurants approximated $20.5 million for fiscal years 2001 and 2002."
     The following table has been provided to reconcile the Company's net loss for the year ended Dec. 28, 2003 to adjusted income. The adjusted income excludes the impact of the non-cash impairment charges related to restaurant closures. The adjusted income has been included as it is deemed to provide meaningful information regarding the Company's fiscal year 2003 performance excluding the non-cash asset impairments.


                                                Twelve Months
                                                    Ended
          Reconciliation of Adjusted Net Income   12/28/03
          -------------------------------------   --------
          Loss before taxes, as reported         $(1,702,270)
          Restaurant closure costs                 2,908,406
                                                -------------
          Income before taxes, as adjusted         1,206,136
          Provision for income taxes                 472,805
                                                -------------
          Net Income, as adjusted                   $733,331
                                                =============

     Mexican Restaurants Inc. operates and franchises 83 Mexican restaurants. The current system includes 61 Company-operated restaurants and 21 franchisee-operated restaurants and one licensed restaurant.

     Special Note Regarding Forward-Looking Statements

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: growth strategy; dependence on executive officers; geographic concentration; increasing susceptibility to adverse conditions in the region; changes in consumer tastes and eating habits; national, regional or local economic and real estate conditions; demographic trends; inclement weather; traffic patterns; the type, number and location of competing restaurants; inflation; increased food, labor and benefit costs; the availability of experienced management and hourly employees; seasonality and the timing of new restaurant openings; changes in governmental regulations; dram shop exposure; and other factors not yet experienced by the Company. The use of words such as "believes," "anticipates," "expects," "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Readers are urged to carefully review and consider the various disclosures made by the Company in this release and in the Company's Annual Report and Form 10-K for the fiscal year ended Dec. 29, 2002, that attempt to advise interested parties of the risks and factors that may affect the Company's business.


               Mexican Restaurants Inc. and Subsidiaries

                   Consolidated Statements of Income
                              (unaudited)

                      13-Week      13-Week      52-Week      52-Week
                      Period       Period       Period       Period
                       Ended        Ended        Ended        Ended
                      12/28/03     12/29/02     12/28/03     12/29/02
                   ------------ ------------ ------------ ------------

 Revenues:
   Restaurant
    sales          $13,889,574  $13,706,390  $57,659,481  $58,806,422
   Franchise fees
    and royalties
    and Other          262,394      279,109    1,118,272    1,233,642
   Other                 7,931        7,459       20,996       51,989
                   ------------ ------------ ------------ ------------
                    14,159,899   13,992,958   58,798,749   60,092,053
                   ------------ ------------ ------------ ------------

 Costs and
  expenses:
   Cost of sales     3,917,219    3,852,445   16,045,344   16,059,396
   Labor             4,551,355    4,546,543   19,195,786   19,345,618
   Restaurant
    operating
    expenses         3,614,723    3,479,615   14,728,705   14,676,015
   General and
    administrative   1,337,871    1,292,367    5,306,211    5,197,876
   Depreciation
    and
    amortization       614,942      579,788    2,387,941    2,239,806
   Pre-opening
    costs                  365       15,837       95,891       15,837
   Restaurant
    closure costs    2,855,758            -    2,908,406            -
                   ------------ ------------ ------------ ------------
                    16,892,233   13,766,595   60,668,284   57,534,548

                   ------------ ------------ ------------ ------------
     Operating
      income
      (loss)        (2,732,334)     226,363   (1,869,535)   2,557,505
                   ------------ ------------ ------------ ------------

 Other income
  (expense):
   Interest income       8,571       14,339       28,736      113,128
   Interest expense    (45,577)     (69,411)    (242,289)    (370,699)
   Other, net         (186,623)     100,139      380,818      200,191
                   ------------ ------------ ------------ ------------
                      (223,629)      45,067      167,265      (57,380)
                   ------------ ------------ ------------ ------------

 Income (loss)
  before income
  tax expense       (2,955,963)     271,430   (1,702,270)   2,500,125
   Income tax
    expense
    (benefit)       (1,041,435)     117,170     (667,362)     796,197
                   ------------ ------------ ------------ ------------

     Net income
      (loss)       $(1,914,528)    $154,260  $(1,034,908)  $1,703,928
                   ============ ============ ============ ============


 Basic income
  (loss) per share      $(0.57)       $0.05       $(0.31)       $0.49
                   ============ ============ ============ ============

 Diluted  income
  (loss) per share      $(0.57)       $0.04       $(0.31)       $0.48
                   ============ ============ ============ ============

 Weighted average
  number of shares
  (basic)            3,384,605    3,397,682    3,384,605    3,447,957
                   ============ ============ ============ ============

 Weighted average
  number of shares
  (diluted)          3,449,838    3,448,711    3,430,380    3,520,769
                   ============ ============ ============ ============

    CONTACT: Mexican Restaurants Inc., Houston
             Andrew J. Dennard, 713-943-7574